UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

ARROGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53018 Commission File Number	20-8057585 (I.R.S. Employer Identification Number)

8560 West Sunset Blvd., Suite 424, Los Angeles, CA 90069

 (Address of principal executive offices)

(424) 238-4442

(Issuer’s Telephone Number)

___________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 5.02

ELECTION OF DIRECTORS; COMPENSATORY ARRANGEMENTS

ITEM 5.03

AMENDMENT TO CERTIFICATE OF INCORPORATION

Appointment of Jack Kavanaugh

Effective January 14, 2016, the Board of Directors appointed Dr. Jack Kavanaugh to serve as Executive Chairman and a member of the Board of Directors.  Dr. Kavanaugh entered into a written Agreement with the Company governing his services as Executive Chairman, a copy of which is filed herewith as Exhibit 10.1. Dr. Kavanaugh shall serve until his successor has been duly elected and qualified.

There is no commitment or understanding with respect to Dr. Kavanaugh’s future service on any standing committees of the Board.

Biographical Information

Dr.  Jack Kavanaugh, age 68,  MD, DDS, MBA, has developed and managed multiple companies with a particular focus on medical and physical sciences technologies. His ventures have included Materia, Inc. (2005 to 2014), ZetaRx Biosciences, Inc. (2008 to 2013) which was sold to Juno Theraputics, Inc., Nanotech Energy, Inc. (co-founder to present), SuperMetalix, Inc,  (co-founder to present), Novonco Theraputics, Inc. (co-founder to present), Orbsen Theraputics, Inc. (2015 to present), and LonglifeRx, Inc.,  (co-founder to present).  Dr. Kavanaugh holds DDS, MBA and BA degrees from UCLA, an MD degree from USC, and was a Board Certified eye surgeon having done his residency at UCLA’s Jules Stein Institute, which he was a part time visiting professor until 2008.

Kavanaugh Agreement

The Company ratified, executed and delivered an Agreement between the Company, on the one hand and Dr. Kavanaugh, pursuant to which Dr. Kavanaugh was engaged to serve as Executive Chairman and a member of the Board of Directors (the “Kavanaugh Agreement”). Dr. Kavanaugh will focus his efforts on strategic planning, fundraising, business development and staff development.

Pursuant to the Agreement and in consideration of his services as Executive Chairman, the Company agreed to sell to the Kavanaugh Family Trust, of which Dr. Kavanaugh is a trustee, an aggregate of 2.4 million shares of newly authorized Series A Convertible Preferred Stock (the “Series A Preferred Stock”). In consideration of the shares of Series A Preferred Stock, Dr. Kavanaugh made a nominal payment in the amount of $240.  Dr. Kavanaugh will receive no other compensation for his services and will not participate in the Company’s Director Compensation Plan as previously adopted by the Board.

Dr. Kavanaugh’s service under the Agreement is “at will” and can be terminated by either party upon 30 days’ written notice.

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Certificate”)

Effective January 14, 2016 and concurrently with entering into the Kavanaugh Agreement, the Board of Directors adopted and approved a newly authorized series of preferred stock designated “Series A Convertible Preferred Stock”, consisting of an aggregate of 2.4 million shares.   The Series A Preferred is governed by the Series A Certificate, a copy of which is filed herewith as Exhibit 3.1.

The following is a summary of the Series A Certificate and is qualified in its entirety by reference to the complete document included herewith:

•

The Series A Preferred may only by beneficially owned by the Kavanaugh Family Trust (“Holder”);

•

The Series A Preferred pays no dividend or coupon but participates in dividends declared and paid on outstanding shares of common stock;

•

In the event of a liquidation of the Company, the Series A Preferred is junior to shares of common stock issued for cash and pari passu with shares of common stock issued for consideration other than cash.

•

The Series A Preferred is subject to the following vesting, and unvested shares can be repurchased by the Company at par ($.0001) in the event the Kavanaugh Agreement is terminated by either party:

(i)

480,000 shares of Series A Preferred Stock shall be deemed immediately vested upon issuance to Holder;

(ii)

40,000 shares of Series A Preferred Stock shall be deemed vested as of the last day of each completed month during the period of time that Holder is continuously employed by the Company.

(iii)

All remaining Unvested Shares shall be deemed immediately vested upon a Change in Control of the Company, as that term is defined herein, provided that the Change in Control occurs during the period of time that the Holder is continuously employed by the Company.

(iv)

All remaining Unvested Shares shall be deemed immediately vested upon the Company consummating a financing in an aggregate amount of at least $2.0 million (“Qualified Financing”) provided that the Qualified Financing occurs during the period of time that the Holder is continuously employed by the Company.

•

All shares of Series A Preferred, both vested and unvested, vote on an “as converted basis” together with common stock;

•

All vested shares of Series A Preferred are convertible into common stock on a one-for-one basis, subject to customary adjustments.

ITEM 9.01

EXHIBITS

3.1

Certificate of Designations, Preferences and Rights of Series A Convertible

Preferred Stock.

10.1

Agreement with Dr. Jack Kavanaugh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 21, 2016

Arrogene, Inc.

By:___/s/ Maurizio Vecchione_____

Maurizio Vecchione, CEO